Exhibit 99.1

KIRKLAND’S REPORTS FIRST QUARTER 2021 RESULTS

First Quarter 2021 Financial Highlights:

•	Net sales increased 60.0% to $123.6 million, with 35 fewer stores compared to the prior year quarter, which included temporary store closures due to COVID-19
•	Comparable sales increased 75.3%, including e-commerce growth of 42.0%
•	Gross profit margin of 32.6% compared with 13.3% in the prior year, an increase of $30.0 million
•	Operating expenses of 30.9% of net sales compared with 49.0% in the prior year
•	Earnings per diluted share of $0.11 compared with loss per diluted share of $0.53 in the prior year period
•	Adjusted earnings per diluted share of $0.12 compared with adjusted loss per diluted share of $1.27 in the prior year period
•

EBITDA of $7.3 million compared with negative EBITDA of $21.5 million in the prior year; adjusted EBITDA of $7.7 million, or 6.2% of net sales, compared with negative adjusted EBITDA of $17.2 million in the prior year, an improvement of $24.8 million

•

Operating income of $2.1 million compared with an operating loss of $27.6 million in the prior year; adjusted operating income of $2.4 million, or 1.9% of net sales, compared with adjusted operating loss of $23.2 million in the prior year, an improvement of $25.6 million

•	Cash balance of $72.3 million with no outstanding debt; total liquidity of $121.0 million
•	Store count at quarter end was 370 stores, with five additional stores closed and two stores opened in the quarter

NASHVILLE, Tenn. (June 1, 2021) — Kirkland’s, Inc. (NASDAQ: KIRK) today announced financial results for the 13-week period ended May 1, 2021.

“With continued momentum generated from our merchandise assortments and strong operational execution, we reported a 75.3% comparable sales increase and our most profitable first quarter in over five years,” noted Woody Woodward, Chief Executive Officer. “Despite the substantial ongoing disruptions in the global supply chain and resulting pressures on freight costs and inventory availability, our team is managing through each challenge. We are well positioned to deliver on our profitability and direct sourcing targets in addition to the continued improvement in merchandise that has been thoroughly embraced by our customers.”

Mr. Woodward continued, “The ongoing recovery in home furnishings provides a number of catalysts for Kirkland’s, but we believe much of our success can be attributed to the path we have charted. We are creating a formidable business model built on sustainable cost and infrastructure changes, digital transformation, a team that is excelling in innovation and productivity and a merchandise assortment that is delivering a distinct point of view as a value-oriented specialty retailer. Our strategic priorities remain unchanged and will continue to guide us, but our confidence in achieving our financial goals grows each time we perform at the level we reached during the first quarter.”

Strategic Priorities and Financial Goals

Kirkland’s key strategic initiatives include:

•

Accelerating product development to reinforce quality and relevancy as we continue the transformation of the Kirkland’s brand into a specialty retailer where customers are able to furnish their entire home on a budget;

•	Improving omni-channel via website enhancements, more focused marketing spend, an expanded online assortment, and an in-store experience that is aligned with our omni-channel capabilities;
•	Improving the customer experience with our re-launched loyalty program, extended credit options and broadened delivery options; and
•	Utilizing our leaner infrastructure to be nimbler in our response to changes in consumer preference and buying behaviors.

Kirkland’s annual financial goals for the next two to three years include:

•

Improving comparable sales performance, driven by e-commerce growth, merchandising, brick-and-mortar store productivity and closure of underperforming stores. We expect e-commerce to continue to grow as a percent of our total business, but also intend to focus on improving the contribution of our remaining store base, which is an integral part of our omni-channel strategy and supports improved profitability of our e-commerce sales.
•

Stabilizing gross margin by continuing with our current discipline of limited promotional offers, expanding direct sourcing, improving supply chain efficiency and reducing occupancy costs. With improved merchandise quality and to support a better customer experience, we will continue to move towards more targeted promotions. Direct sourcing is expected to increase from approximately 20% of purchases in 2020 to 40% to 50% over the next two to three years. With these product margin improvements, continued efficiencies in our supply chain and lower occupancy costs, our goal is to improve our annual gross profit margin to a mid-30% range over the next two to three years.

•

Improving profitability by leveraging the leaner infrastructure with comparable sales growth. We believe our ideal store count should be in the range of 300 to 350 stores. We believe there will be additional opportunities for more favorable rent terms with ongoing lease renewals. With approximately $45 million in annualized operating expenses eliminated from the business, we expect to reach annual EBITDA as a percent of sales in the high-single to low-double-digit range and annual operating income in the mid to high-single-digit range within two to three years.

•	Maintaining adequate liquidity and generating free cash flow while continuing to invest in key strategic initiatives of the business and returning excess cash to our shareholders.

The key strategic initiatives and financial goals are based on current information as of June 1, 2021, and are dependent on, among other things, consumer preferences, economic conditions and our own successful execution of these initiatives. The information on which these initiatives and financial goals is based is subject to change, and investors are cautioned that the Company may update the initiatives and goals, or any portion thereof, at any time for any reason.

Investor Conference Call and Web Simulcast

Kirkland’s will hold its earnings call for the first quarter later today at 9:00 a.m. ET. Participating on the call will be Steve Woodward, Chief Executive Officer, and Nicole Strain, Chief Financial Officer. The number to call for the interactive teleconference is (412) 542-4163. A replay of the conference call will be available through Tuesday, June 8, 2021 by dialing (412) 317-0088 and entering the confirmation number 10156366.

A live webcast of Kirkland’s quarterly conference call will be available online on the Company’s Investor Relations Page, beginning at 9:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home décor in the United States, currently operating 370 stores in 35 states as well as an e-commerce website, www.kirklands.com. The Company’s stores present a curated selection of distinctive merchandise, including holiday décor, furniture, textiles, wall décor, decorative accessories, art, mirrors, fragrances, and other home decorating items. The Company’s stores offer an extensive assortment of holiday merchandise during seasonal periods. The Company provides its customers an engaging shopping experience characterized by affordable home décor and inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating online and store experience allow customers to furnish their home on a budget. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release, including all statements related to future initiatives, financial goals and expectations or beliefs regarding any future period, are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company’s progress and anticipated progress towards its long-term objective and the success of its plans in response to the novel coronavirus (“COVID-19”) pandemic, the spread of COVID-19 and its impact on the Company’s revenues and supply chain, risks associated with COVID-19 and the governments responses to it, the impact of store closures, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, fluctuations in cost and availability of products, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 26, 2021 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	13-Week Period Ended
	May 1,	May 2,
	2021	2020
Net sales	$123,569	$77,247
Cost of sales	83,314	67,011
Gross profit	40,255	10,236
Operating expenses:
Compensation and benefits	19,113	18,578
Other operating expenses	17,165	14,567
Depreciation (exclusive of depreciation included in cost of sales)	1,613	1,501
Asset impairment	310	3,184
Total operating expenses	38,201	37,830
Operating income (loss)	2,054	(27,594)
Other expense, net	5	100
Income (loss) before income taxes	2,049	(27,694)
Income tax expense (benefit)	330	(20,256)
Net income (loss)	$1,719	$(7,438)
Earnings (loss) per share:
Basic	$0.12	$(0.53)
Diluted	$0.11	$(0.53)
Weighted average shares outstanding:
Basic	14,295	13,990
Diluted	15,445	13,990

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	May 1,	January 30,	May 2,
	2021	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$72,275	$100,337	$30,140
Inventories, net	76,259	62,083	99,075
Income taxes receivable	107	162	22,014
Prepaid expenses and other current assets	8,638	8,116	7,950
Total current assets	157,279	170,698	159,179
Property and equipment, net	59,682	63,410	77,375
Operating lease right-of-use assets	142,003	147,334	183,789
Other assets	6,036	5,670	5,621
Total assets	$365,000	$387,112	$425,964
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$53,107	$55,173	$45,876
Accrued expenses	31,142	37,454	24,403
Operating lease liabilities	44,280	44,973	50,792
Total current liabilities	128,529	137,600	121,071
Operating lease liabilities	135,383	148,976	188,221
Revolving line of credit	—	—	40,000
Other liabilities	5,776	5,614	6,821
Total liabilities	269,688	292,190	356,113
Net shareholders’ equity	95,312	94,922	69,851
Total liabilities and shareholders’ equity	$365,000	$387,112	$425,964

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	13-Week Period Ended
	May 1,	May 2,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$1,719	$(7,438)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of property and equipment	5,272	6,053
Amortization of debt issue costs	23	24
Asset impairment	310	3,184
(Gain) loss on disposal of property and equipment	(4)	9
Stock-based compensation expense	232	307
Deferred income taxes	—	1,525
Changes in assets and liabilities:
Inventories, net	(14,176)	(4,401)
Prepaid expenses and other current assets	(522)	(1,488)
Accounts payable	(2,370)	(14,001)
Accrued expenses	(6,634)	(4,361)
Income taxes payable (receivable)	377	(21,780)
Operating lease assets and liabilities	(8,736)	5,627
Other assets and liabilities	(446)	(925)
Net cash used in operating activities	(24,955)	(37,665)

Cash flows from investing activities:
Proceeds from sale of property and equipment	13	98
Capital expenditures	(1,559)	(2,452)
Net cash used in investing activities	(1,546)	(2,354)

Cash flows from financing activities:
Borrowings on revolving line of credit	—	40,000
Cash used in net share settlement of stock options and restricted stock	(257)	(8)
Proceeds received from employee stock option exercises	52	—
Employee stock purchases	—	35
Repurchase and retirement of common stock	(1,356)	—
Net cash (used in) provided by financing activities	(1,561)	40,027

Cash and cash equivalents:
Net (decrease) increase	(28,062)	8
Beginning of the period	100,337	30,132
End of the period	$72,275	$30,140

Supplemental schedule of non-cash activities:
Non-cash accruals for purchases of property and equipment	$700	$2,217

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the related earnings conference call contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted operating income (loss), adjusted net income (loss) and adjusted diluted earnings (loss) per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP financial measures. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP financial measures, in evaluating our operational performance.

The Company defines EBITDA as net income or loss before interest, provision for income tax, and depreciation and amortization, adjusted EBITDA as EBITDA with non-GAAP adjustments and adjusted operating income (loss) as operating income (loss) with non-GAAP adjustments. The Company defines adjusted net income (loss) and adjusted diluted earnings (loss) per share by adjusting the applicable GAAP financial measures for non-GAAP adjustments.

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP financial measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of operating income (loss) to EBITDA, adjusted EBITDA and adjusted operating income (loss) for the 13-week periods ended May 1, 2021 and May 2, 2020 and a reconciliation of net income (loss) and diluted earnings (loss) per share to adjusted net income (loss) and adjusted diluted earnings (loss) per share for the 13-week periods ended May 1, 2021 and May 2, 2020:

KIRKLAND’S, INC.

UNAUDITED NON-GAAP MEASURE RECONCILIATION

(In thousands, except per share data)

	13-Week Period Ended
	May 1, 2021	May 2, 2020
Operating income (loss)	$2,054	$(27,594)
Depreciation and amortization	5,272	6,053
EBITDA	7,326	(21,541)
Non-GAAP adjustments:
Closed store and lease termination costs in cost of sales(1)	(489)	(37)
Asset impairment(2)	310	3,184
Stock-based compensation expense(3)	232	307
Severance charges(4)	280	795
Other costs included in operating expenses(5)	—	134
Total adjustments in operating expenses	822	4,420
Total non-GAAP adjustments	333	4,383
Adjusted EBITDA	7,659	(17,158)
Depreciation and amortization	5,272	6,053
Adjusted operating income (loss)	$2,387	$(23,211)

Net income (loss)	$1,719	$(7,438)
Non-GAAP adjustments, net of tax:
Closed store and lease termination costs in cost of sales(1)	(368)	(28)
Asset impairment(2)	234	2,427
Stock-based compensation expense, including tax impact(3)	72	495
Severance charges(4)	211	606
Other costs included in operating expenses(5)	—	103
Total adjustments in operating expenses	517	3,631
Tax valuation allowance(6)	(74)	2,196
CARES Act - net operating loss carry back(7)	—	(16,086)
Total non-GAAP adjustments, net of tax	75	(10,287)
Adjusted net income (loss)	$1,794	$(17,725)

Diluted earnings (loss) per share	$0.11	$(0.53)
Adjusted diluted earnings (loss) per share	$0.12	$(1.27)

Diluted weighted average shares outstanding	15,445	13,990
Adjusted diluted weighted average shares outstanding	15,445	13,990

(1)

Costs associated with closed stores and lease termination costs, including gains on lease terminations, amounts paid to third parties for rent reduction negotiations and lease termination fees paid to landlords for store closings.

(2)	Impairment charges include both right-of-use asset and property and equipment impairment charges.
(3)	Stock-based compensation expense includes amounts expensed related to equity incentive plans.
(4)	Severance charges include expenses related to severance agreements. This also includes permanent store closure compensation costs.
(5)	Other costs include lease negotiation fees associated with corporate rent reduction.
(6)	To remove the impact of the change in the Company’s valuation allowance against deferred tax assets.
(7)

To remove the impact of the income tax benefit recorded in fiscal 2020 related to the carry back of fiscal 2019 and estimated fiscal 2020 federal net operating losses to prior periods as permitted under the Coronavirus Aid, Relief and Economic Security Act.